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                                                                      EXHIBIT 11







                                                       April 20, 1998

The Travelers Insurance Company
The Travelers Variable Life Insurance
    Separate Account Three
One Tower Square
Hartford, Connecticut  06183


Gentlemen:

          With reference to Post-Effective No. 3 to the Registration Statement on Form S-6 filed by The Travelers Insurance Company and The Travelers Variable Life Insurance Separate Account Three with the Securities and Exchange Commission covering modified single premium individual variable life insurance policies, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

          1. The Travelers Insurance Company is duly organized and existing under the laws of the State of Connecticut and has been duly authorized to do business and to issue variable life insurance policies by the Insurance Commissioner of the State of Connecticut.

          2. The Travelers Variable Life Insurance Separate Account Three is a duly authorized and existing separate account established pursuant to Section 38a-433 of the Connecticut General Statutes.

          3. The variable life insurance policies covered by the above Registration Statement, and all post-effective amendments relating thereto, have been approved and authorized by the Insurance Commissioner of the State of Connecticut and when issued will be valid, legal and binding obligations of The Travelers Insurance Company and of The Travelers Variable Life Insurance Separate Account Three.

          4. Assets of The Travelers Variable Life Insurance Separate Account Three are not chargeable with liabilities arising out of any other business The Travelers Insurance Company may conduct.

          I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the reference to this opinion under the caption "Legal Proceedings and Opinion" in the Prospectus constituting a part of such Post-Effective Amendment.

                                               Very truly yours,


                                               /s/Katherine M. Sullivan
                                               General Counsel
                                               The Travelers Insurance Company